Exhibit 99.1

Coronado
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# ASX ANNOUNCEMENT - 2023 HALF YEAR RESULTS

8 August 2023

## Improved operating conditions deliver higher production rates and strong half year financial results:

- **Revenue US$1,493m, Net Income US$199m, Adjusted EBITDA US$352m, Group Average Realised Met Coal Price US$229/tonne**
- **Net Cash position of US$192m and Available Liquidity of US$534m**
- **Bi-annual fixed dividend declaration of US 0.5 cents per CDI**
- **Positioned well to execute growth and emission reduction projects**

Coronado Global Resources Inc. (**Coronado**, **Company** or the **Group**) (ASX: CRN) has released its half year financial results for the six months to 30 June 2023 (HY23). All amounts quoted in this release are in USD and million metric tonnes (MMt). Comparisons are to the six-month period ended 30 June 2022 (HY22) unless otherwise stated.

| RESULTS | HY23 | HY22 | Variance % |
|---|---|---|---|
| Revenue ($m) | **1,493.2** | **1,979.8** | (24.6) |
| Net Income ($m) | **199.2** | **561.9** | (64.6) |
| Adjusted EBITDA ($m) | **352.3** | **849.3** | (58.4) |
| Net Cash ($m) | **191.8** | **171.2** | 12.0 |
| ROM Coal Production | **13.4** | **12.2** | 9.6 |
| Saleable Production (MMt) | **8.2** | **7.5** | 9.8 |
| Sales Volume (MMt) | **7.6** | **8.3** | (8.0) |
| Group Average Realised Met Price per tonne sold ($/t) | **229.1** | **292.8** | (21.8) |
| Mining Cost per tonne sold ($/t) | **97.2** | **85.2** | 14.1 |
| Operating Cost per tonne sold ($/t) | **147.7** | **134.5** | 9.8 |
| Capital Expenditure ($m) | **89.0** | **91.5** | (2.7) |

### HY23 HIGHLIGHTS

- Coronado's Group TRIR was 1.09 as of 30 June 2023, representing year-on-year improvement of 16% and the best Group safety result for the business since May 2018.
- Group Revenue of $1,493.2 million, down 24.6% compared to the record revenue in HY22, however, HY23 reflected the second highest first half revenue performance for the Group since inception, despite a 37% reduction in Australian Met Coal index prices year-to-date.
- Group Average Realised Met Coal Price of $229.1 per tonne, reflecting a 78.0% realisation to the average HY23 Australian Met Coal index price (HY22: 62.7% realisation).
- Higher HY23 ROM Coal Production and Saleable Production due to drier operating conditions in Australia and delivery to the "One Curragh Plan". June quarter 2023 ROM Coal Production at Curragh was the best production result since the September quarter of 2020. Saleable Production guidance of between 16.8 – 17.2 MMt is retained given second half weighted production plans.
- Bi-annual fixed, fully franked, ordinary dividend of $8.4 million (US 0.5 cents per CDI) declared.
- Closing Net Cash position of $191.8 million, representing an increase of 12% compared to 30 June 2022 closing position.
- Available liquidity of $534.1 million at 30 June 2023, comprising cash and cash equivalents (excluding restricted cash) of $434.1 million and undrawn available borrowings of $100.0 million under our senior secured asset-based revolving credit facility ("ABL Facility"). In August, completed a refinance of the ABL facility increasing the facility limit from $100 million to $150 million, and extending maturity.

1

2 • Higher HY23 costs are associated with global inflationary pressures, lower year-to-date Sales Volumes, and higher Queensland government royalty rates that were introduced from 1 July 2022. Mining Costs per tonne sold guidance of between $84.0 - $87.0 per tonne is retained due to the second half weighted sales profile. • Coronado released its 2022 Sustainability Report in May 2023. A heightened focus on environment and climate realised an 11% reduction in greenhouse gas emissions compared to 2021. • Curragh North Underground Met Coal project approved by the Board of Directors. • In July, successfully negotiated a new 4-year enterprise agreement at Curragh. COMMENTS FROM MANAGING DIRECTOR AND CEO, DOUGLAS THOMPSON “A strong operating performance in the June quarter saw Coronado overcome the weather-related difficulties we experienced at the start of 2023 and post the second-highest first-half revenue numbers in the Company’s history. Notably, these revenue numbers come despite higher royalties, high global inflation, and Met Coal prices below the record highs of 2022. “Favourable conditions in Queensland allowed us to realise the full potential of the ‘One Curragh Plan’ while in the U.S., sustained operational excellence delivered increased Saleable Production. At the same time, we recorded a 16% improvement in our safety performance, which is testament to the efforts of our people to work hard and return home safely every day. “Coronado was extremely well-stewarded by Gerry Spindler through a number of turbulent years and is now in an excellent position to deliver a new phase of growth. We are fortunate to have a number of organic growth opportunities in Australia and the U.S., representing an efficient use of capital and fully utilizing our talented people's skills and expertise. “Chief among these are the Curragh North Underground expansion and the Buchanan expansion project. Together, these projects are planned to increase Saleable Production to 20.5 MMt in 2025. “Thanks to our strong balance sheet we can also pursue a number of inorganic opportunities, but we are mindful that global economies and markets can be volatile, and any acquisitions will not sacrifice the financial strength and stability we have worked so hard to achieve. “With signs that global inflation is beginning to moderate, increased economic confidence and activity will help stimulate demand for steel and Met Coal. While we are aiming to significantly increase production over the next two years, we are also committed to reducing emissions, and the 11% reduction in Scope 1 and 2 emissions achieved over the past 12 months, has contributed to our goal of a 30% reduction by 2030.” HEALTH AND SAFETY The safety and well-being of our workforce continues to be Coronado’s number one priority. The Coronado Group Total Reportable Incident Rate (“TRIR”) as of 30 June 2023 was 1.09, compared to 1.29 as of 30 June 2022, reflecting a 16% year-on-year improvement. The closing TRIR represents the best safety rate result for the Group since May 2018. In Australia, the 12-month rolling average Total Reportable Injury Frequency Rate (“TRIFR”) as of 30 June 2023 was 2.52, compared to 4.08 as of 30 June 2022, reflecting a 38% year-on-year improvement. In the U.S., the 12-month rolling average TRIR as of 30 June 2023 was 2.05, compared to 2.01 as of 30 June 2022. Reportable rates in Australia and the U.S. remain below the relevant industry averages. During HY23, our U.S. operations had some notable achievements. In the March quarter 2023, the Buchanan Preparation Plant achieved 1 million hours and 10 years TRI free. In the June quarter 2023, the Logan Complex achieved 1 million hours LTI free. FINANCIAL PERFORMANCE Coronado delivered strong financial results in HY23 despite the impacts of global economic headwinds from high inflationary pressures and high interest rates, in addition to higher Queensland government royalty rates that were introduced from 1 July 2022. Liquidity levels for the Group are high, and our balance sheet remains in a strong position, leaving Coronado well-positioned to take advantage of suitable growth opportunities.

3 HY23 Group revenues of $1,493 million, the second highest first half revenues in the Company’s history, were down 24.6% compared to the record revenues generated in HY22 of $1,980 million. Lower revenues year-to-date are reflective of the 37.1% fall in Australian Met Coal index prices year-to-date, partly offset by higher Met Coal price realisations at our operations of 78.0%, compared to realisations of 62.7% in HY22. Coronado reported HY23 Net Income of $199.2 million and Adjusted EBITDA of $352.3 million, both lower than the records achieved in HY22. HY23 Average Mining Costs Per Tonne Sold for the Group were $97.2 per tonne. Higher mining costs per tonne are attributable to inflationary pressures, higher government royalties in Queensland, and the impacts from lower production in the March quarter 2023, deferred to subsequent quarters, following the above average wet weather in January and train derailment on the Blackwater line. Inflation levels as of 30 June 2023 in the U.S. have moderated in recent times to be at 3.0%, however in Australia, inflation remains high at 6.0%. The Company expects Average Mining Costs Per Tonne Sold to trend lower in the second half of 2023 as global inflation rates moderate down further and given our second half weighted production plans. HY23 Capital Expenditure of $89.0 million was down 2.7% compared to HY22 ($91.5 million) with some works deferred to the second half of 2023 given wet weather and maintenance programs in the March quarter at Curragh. As previously guided, Capital Expenditure is expected to be higher in 2023 as the Group invests in organic growth projects including Buchanan’s expansion works and the Curragh North Underground and Gas Pilot Projects. Coronado continues to maintain a strong Balance Sheet with healthy liquidity levels. As of 30 June 2023, the Company’s Net Cash position was $192 million, consisting of a closing cash balance of $434 million and $242 million aggregate principal amount of 10.750% Senior Secured Notes due 2026. Coronado’s working capital position was higher than usual due to an inventory build in the June quarter which is expected to clear in the September quarter. Coronado has Available Liquidity of $534 million as of 30 June 2023, comprising cash and cash equivalents (excluding restricted cash) and undrawn available borrowings under our ABL Facility dated 12 May 2021. On 3 August 2023, Coronado successfully completed a refinance of its ABL Facility. As part of the refinance, Coronado has increased the facility limit from $100 million to $150 million and extended the maturity until August 2026. Coronado reaffirms previously announced 2023 guidance for Saleable Production (16.8 – 17.2 MMt); Average Mining Costs Per Tonne Sold ($84.0/t - $87.0/t), and Capital Expenditure ($260 million - $290 million). DIVIDENDS AND CAPITAL MANAGEMENT Coronado’s Board of Directors has declared a bi-annual fully franked fixed dividend of $8.4 million, or US 0.5 cents per CDI to Shareholders in accordance with its dividend policy. The dividend record date is 29 August 2023, and payment date is 19 September 2023. No matching offer to Senior Secured Notes holders is required. Following the payment of the bi-annual dividend, Coronado will have distributed more than $1.5 billion in cumulative dividends since listing on the ASX in October 2018. For the remainder of 2023, Coronado will continue to pursue its strategic and capital management plans, which are to: 1. Maintain a Strong Balance Sheet with enhanced liquidity and prudent debt levels 2. Deliver Shareholder returns1 3. Prioritise organic growth projects to increase existing production rates; and 4. Pursue in-organic accretive growth initiatives. 1 Coronado’s Board of Directors remains committed to its policy of distributing between 60% – 100% of free cashflows to Shareholders and may make future fixed and special dividend announcements in accordance with this policy, subject to any announcements in relation to inorganic growth opportunities, as the year progresses. The Company is cognisant of ongoing geopolitical uncertainty, continued inflationary pressures, capital expenditure plans underpinning future growth, and other unforeseen events. The Board of Directors will consider these factors, among others, before assessing the likelihood of further distributions as the year progresses.

4 SENIOR MANAGEMENT TRANSITION COMPLETE During the half year, Coronado transitioned a number of senior executive roles according to its succession plan. Mr Douglas Thompson was promoted to Managing Director and Chief Executive Officer, replacing Mr Gerry Spindler who was appointed to the role of Executive Chairman, following the conclusion of the Company’s AGM in May 2023. In July 2023, Mr Jeff Bitzer was appointed to the newly established role of Group Chief Operating Officer with responsibility for operational performance in Australia and the U.S. OPERATIONAL PERFORMANCE ROM coal production for HY23 was 13.4 MMt (9.6% higher), Saleable Production was 8.2 MMt (9.8% higher), and Waste movement at Curragh was 91.9 Mbcms (4.4% higher) compared to HY22. The U.S. operations (Buchanan / Logan) delivered ROM coal production of 6.9 MMt and Saleable Production of 3.2 MMt, reflecting increases over HY22 of 7.3% and 8.3% respectively. Production increases at Buchanan were achieved due to more stable mining conditions. Stronger Logan production has been achieved due to improved labour availability rates, and achieving above plan production performance from the underground, with both the Winifrede and Eagle No. 1 mining areas setting record monthly production rates in HY23. The Australian operations (Curragh) delivered ROM coal production of 6.5 MMt and Saleable Production of 5.0 MMt, reflecting increases over HY22 of 12.3% and 10.8% respectively. The improved results are due to a combination of drier operating conditions and strong delivery to the mine plan, despite the impacts of above-average rainfall in January and the undertaking of key maintenance activities in the March quarter 2023. Curragh delivered a particularly strong June quarter 2023, with Saleable Production rates averaging 1 MMt per month and setting the highest ROM coal production quarter for the mine since the September quarter 2020. Additionally, in HY23, Curragh has significantly advanced its overburden / waste movement works. HY23 waste movement was 4.4% higher than HY22 (HY23: 91.9 Mbcms vs HY22: 88.0 Mbcms) setting the mine up well for coal exposure in the second half of 2023. Specifically, during the June quarter 2023, prime waste removal was the highest in the near 40-year history of the Curragh Complex. Sales volumes for the Group in HY23 were 7.6 MMt, 8.0% lower than HY22. Sales volumes from the Australian and U.S. operations were 4.7 MMt and 3.0 MMt, respectively. Strong June quarter 2023 production rates combined with some sales slippage into July, saw the Australian and U.S. segments generate a large coal inventory build at 30 June 2023. This inventory on stockpile is expected to be sold in the September quarter 2023 with a return to average stockpile levels by the end of that quarter. The HY23 Group Realised Price Per Tonne of Met Coal Sold (mixture of FOB / FOR / Domestic pricing) was $229.1 per tonne equating to a 78.0% realisation (HY22: 62.7% realisation) on the average Australian Met Coal index price of $293.8 per tonne. On a segmental basis, the HY23 U.S. average realised Met Coal price was $215.5 per tonne sold (primarily FOR basis), reflecting a combination of contracted domestic and export prices, including the $201 per tonne (FOR) realised price on domestic contracts year-to-date. In Australia the HY23 average realised Met coal price per tonne sold, across all grades of Met Coal produced from Curragh, was $239.7 per tonne (FOB basis). On 6 July 2023, the Company received confirmation that its new 4-year enterprise agreement (“EA”) with the workforce at Curragh had been approved and certified and came into effect on 13 July 2023. This agreement marks a significant milestone for the mine and the dedicated team members who work at Curragh. The new EA ensures employee stability but also demonstrates Coronado’s commitment to providing competitive benefits to employees, recognising their valuable contributions, professional growth, and overall well-being. The EA was achieved through extensive negotiations between Management, employee and union representatives and reflects Coronado’s commitment to fostering a positive and collaborative work environment that supports long-term safe and sustainable production and job satisfaction for all parties involved.

5 ORGANIC GROWTH PLANS Coronado continued to actively pursue its exciting portfolio of organic growth and emission reduction projects in HY23. In June, the Board of Directors officially approved the development of the Curragh North Underground Met Coal project. The project underpins Coronado’s strategy to deliver Saleable Production of 13.5 MMt per annum from the Curragh Complex by 2025. Coronado has extensive experience as underground miners, having operated Longwall and Bord and Pillar operations in the U.S. for many years, and will leverage that experience in the development of this project. It is envisaged that first coal from this project will occur in late-2024 and ultimately produce 1.5 – 2.0 MMt of Met Coal per year. Capital works at our Buchanan mine continued in HY23 to invest in the construction of a new surface raw coal storage area to increase the mine’s capacity and reduce the risk of the mine being stock-bound due to any potential logistics chain delays. The mine is also progressing with the construction of a second set of skips to ultimately increase the mines hoisting capacity to the surface. Completion of these projects is expected in 2024 and is expected to deliver Saleable Production from our U.S. operations of 7.0 MMt per year by 2025. Combined with the Curragh North Underground Met Coal project, the Buchanan works are expected to see Coronado’s Saleable Production increase to 20.5 MMt per year by 2025. EMISSIONS REDUCTION AND SUSTAINABILITY Coronado has a directional intent to have net zero operational emissions across its business by 2050, and in 2022, made progress with an 11% reduction in scope 1 and 2 greenhouse gas (GHG) emissions compared to 2021. Coronado’s commitment to a 30% reduction in Scope 1 and 2 GHG emissions was strengthened by decarbonisation projects that commenced at both Buchanan and Curragh. In HY23, Coronado made progress on its Gas Pilot Project at Curragh. The project is targeting the capture and use of waste mine coal gas as a diesel substitute for our operating fleets. Substantial drilling works have been undertaken year to date. It is envisaged that this project will be fully commissioned in the first half of 2024 and result in the utilisation of the extracted waste mine coal gas to power a fleet of 5-6 trucks at the mine. This project is expected to reduce emissions at Curragh, but also realise a reduction in costs given the substitution of diesel for gas to power the fleet. On 27 July 2022, Coronado successfully commissioned its first Ventilation Air Methane (“VAM”) Regenerative Thermal Oxidation unit at Buchanan. Utilising the latest available technology, the VAM project converts fugitive methane gas emissions to carbon dioxide, significantly reducing the mine’s carbon footprint. From July 2022 to June 2023, 178,000 tCO2e have been destroyed via the use of this technology. Given the success of the project, plans are progressing for the installation of additional units at Buchanan and Coronado is also assessing if the technology can be applied to our proposed Curragh North Underground project. On 17 May 2023, Coronado released its 2022 Sustainability Report, with a heightened focus on the environment and climate and a significant ongoing commitment to its people and communities. The report, which summarises Coronado’s sustainability performance for the financial year ended 31 December 2022, highlights the progress made in developing sustainable strategies which benefit all stakeholders. The 2022 Sustainability Report can be accessed at https://coronadoglobal.com/sustainability/. METALLURGICAL COAL MARKET OUTLOOK 1 In HY23, global economic confidence has been low given the ongoing conflict in Ukraine, global inflationary pressures, and rising interest rates. The average Australian Met Coal index price in HY23 was $293.8 per tonne, down 37.1% compared to the average index price in HY22 of $466.8 per tonne. The falls in price year-on-year are linked to increases in supply from Australia as the Bowen Basin exited the wet season, and the impacts of stalled demand as steelmakers lowered steel prices and delayed the procurement of raw materials. However, despite the fall in prices, the average index price remained firm throughout the period and remained well above the historical average index price of $192 per tonne. Chinese steel production levels remain high, however weak domestic demand conditions continue to put pressure on steel margins, forcing steel mills to divert volume to the export market. Expectations of further stimulus measures and incentives to improve the China real estate market are expected to improve demand and price sentiment in late-Q3, as will Indian re-stocking demand, forecast to return following the country’s monsoon season, and continued growth for planned infrastructure projects.

6 Australian Met Coal exports to China recommenced in HY23 although at lower-than-expected volume. Over time, China’s return to importing Australian Met Coal is expected to displace lower quality and higher cost Chinese domestic or U.S. Met Coal production, particularly to the Chinese Steelmakers in southern regions, where a significant sea freight advantage for Australian Met coal exists. Demand for Coronado’s U.S. Buchanan brand is expected to remain strong in China given the coal’s low ash, low sulphur characteristics and long history of reliable and consistent supply into the Chinese market. Global economic confidence is projected to return in the mid-term, which will underpin infrastructure projects requiring steel. India, one of Coronado’s largest markets, is forecasting GDP growth rates in 2023 and 2024 of 5.6% each year, with most other key markets (ex-China) forecasting modest growth rates of between 1% - 2%. China GDP rates, while lower than in recent years, are still predicted to be north of 5% in 2023 and 2024. Long-term growth in global Met Coal export demand is anticipated to push trade flows up from 327 MMt in 2022 to an estimated 548 MMt in 2040. India is expected to lead all countries in import demand growth due to its significant potential for urbanisation and industrialisation. Imports are expected to increase to 228 MMt by 2040, up 226% from 2022 levels. Indian crude steel production is expected to grow from 125 MMt to 367 MMt by 2040, an increase underpinned by Blast Furnace steel generation methods. India remains one of Coronado’s largest export markets. Coronado anticipates demand and pricing for seaborne Met Coal to increase in late-Q3 when restocking demand improves market dynamics. For the remainder of 2023, Coronado expects pricing to remain above the long-term historical average price, with the SGX forward curve projecting Australian index prices greater than $235 per tonne for the remainder of 2023 and into 2024. 1 Source: Data sourced from AME Metallurgical Coal Strategic Market Study 2023 Q1; Wood Mackenzie May 2023 GDP forecasts. For a detailed review of Coronado’s operating and financial performance, investors should refer to the Company’s Quarterly Report on Form 10-Q, Appendix 4D, and the Investor Presentation released to the Australian Securities Exchange and the Securities and Exchange Commission on 8 August 2023 (AEST). Approved for release by the Board of Directors of Coronado Global Resources Inc. For further information, please contact: Investors Andrew Mooney Vice President Investor Relations & Communications P: +61 458 666 639 E: amooney@coronadoglobal.com E: investors@coronadoglobal.com Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com

7 Cautionary Notice Regarding Forward–Looking Statements This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, as well as our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", “plans”, "considers", “forecasts”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company's control, as described in our Annual Report on Form 10-K filed with the ASX and SEC on 22 February 2023 (AEST), our Quarterly Report on Form 10-Q filed with the ASX and SEC on 9 May 2023 (AEST) and our Quarterly Report on Form 10-Q filed with the ASX and SEC on 8 August 2023 (AEST), as well as additional factors we may disclose from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Reconciliation of Non-GAAP Measures This report discusses results of the Company’s operations and includes references to and analysis of certain non-GAAP measures, which are financial measures not recognized in accordance with U.S. GAAP. Non-GAAP financial measures are used by the Company and investors to measure operating performance. Management uses a variety of financial and operating metrics to analyze performance. These metrics are significant in assessing operating results and profitability. These financial and operating metrics include: (i) safety and environmental statistics; (ii) Adjusted EBITDA, (iii) total sales volumes and average realised price per Mt sold, which we define as total coal revenues divided by total sales volume; (iv) Metallurgical coal sales volumes and average realized Metallurgical coal price per tonne sold, which we define as metallurgical coal revenues divided by metallurgical sales volume; (v) Mining costs per Mt sold, which we define as mining cost of coal revenues divided by sales volumes (excluding non-produced coal) for the respective segment; (vi) Operating costs per Mt sold, which we define as operating costs divided by sales volumes for the respective segment. Investors should be aware that the Company’s presentation of Adjusted EBITDA and other non-GAAP measures may not be comparable to similarly titled financial measures used by other companies. We define Net Cash as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of the 10.750% senior secured notes due 2026. Reconciliations of certain forward-looking non-GAAP financial measures, including our 2023 Mining Cost per Tonne Sold guidance, to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and the periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

## MINING AND OPERATING COSTS PER TONNE RECONCILIATION

| (In US$'000, except for volume data) | For the six months ended 30 June 2023<br>Australia | United States | Other / Corporate | Total Consolidated |
|---|---|---|---|---|
| **Total costs and expenses** | **796,470** | **407,690** | **18,293** | **1,222,453** |
| Less: Selling, general and administrative expense | - | - | (17,755) | (17,755) |
| Less: Depreciation, depletion and amortization | (34,863) | (42,902) | (538) | (78,303) |
| **Total operating costs** | **761,607** | **364,788** | **-** | **1,126,395** |
| Less: Other royalties | (150,718) | (25,188) | - | (175,906) |
| Less: Stanwell rebate | (68,257) | - | - | (68,257) |
| Less: Freight expenses | (71,035) | (49,761) | - | (120,796) |
| Less: Other non-mining costs | (9,783) | (27,842) | - | (37,625) |
| **Total mining costs** | **461,814** | **261,997** | **-** | **723,811** |
| Sales Volume excluding non-produced coal (MMt) | 4.6 | 2.8 | - | 7.4 |
| **Average Mining Costs Per Tonne Sold** | **$100.1/t** | **$92.4/t** | **-** | **$97.2/t** |

| (In US$'000, except for volume data) | For the six months ended 30 June 2022<br>Australia | United States | Other / Corporate | Total Consolidated |
|---|---|---|---|---|
| **Total costs and expenses** | **794,901** | **407,125** | **18,837** | **1,220,863** |
| Less: Selling, general and administrative expense | - | - | (18,252) | (18,252) |
| Less: Depreciation, depletion and amortization | (47,285) | (41,523) | (585) | (89,393) |
| **Total operating costs** | **747,616** | **365,602** | **-** | **1,113,218** |
| Less: Other royalties | (136,320) | (26,060) | - | (162,380) |
| Less: Stanwell rebate | (69,585) | - | - | (69,585) |
| Less: Freight expenses | (78,501) | (47,789) | - | (126,290) |
| Less: Other non-mining costs | (55,919) | (27,570) | - | (83,489) |
| **Total mining costs** | **407,291** | **264,183** | **-** | **671,474** |
| Sales Volume excluding non-produced coal (MMt) | 4.8 | 3.0 | - | 7.9 |
| **Average Mining Costs Per Tonne Sold** | **$84.1/t** | **$86.9/t** | **-** | **$85.2/t** |

| (In US$'000, except for volume data) | For the six months ended 30 June 2023 | For the six months ended 30 June 2022 |
|---|---|---|
| **Total costs and expenses** | **1,222,453** | **1,220,863** |
| Less: Selling, general and administrative expense | (17,755) | (18,252) |
| Less: Depreciation, depletion and amortization | (78,303) | (89,393) |
| **Total operating costs** | **1,126,395** | **1,113,218** |
| Sales Volume (MMt) | 7.6 | 8.3 |
| **Operating Costs Per Tonne Sold** | **$147.7/t** | **$134.5/t** |

8

Coronado

## REALISED PRICING RECONCILIATION

| | For the six months ended 30 June 2023 | | |
|---|---|---|---|
| (In US$'000, except for volume data) | Australia | United States | Consolidated |
| **Total Revenues** | **830,467** | **662,773** | **1,493,240** |
| Less: Other revenues | (16,542) | (20,908) | (37,450) |
| Total coal revenues | 813,925 | 641,865 | 1,455,790 |
| Less: Thermal coal revenues | (37,545) | (101,551) | (139,096) |
| **Metallurgical coal revenues** | **776,380** | **540,314** | **1,316,694** |
| Volume of Metallurgical coal sold (MMt) | 3.2 | 2.5 | 5.7 |
| **Average Realised Met Price Per Tonne Sold** | **$239.7/t** | **$215.5/t** | **$229.1/t** |

| | For the six months ended 30 June 2022 | | |
|---|---|---|---|
| (In US$'000, except for volume data) | Australia | United States | Consolidated |
| **Total Revenues** | **1,183,686** | **796,143** | **1,979,829** |
| Less: Other revenues | (19,042) | (3,162) | (22,204) |
| Total coal revenues | 1,164,644 | 792,981 | 1,957,625 |
| Less: Thermal coal revenues | (67,291) | (4,402) | (71,693) |
| **Metallurgical coal revenues** | **1,097,353** | **788,579** | **1,885,932** |
| Volume of Metallurgical coal sold (MMt) | 3.3 | 3.1 | 6.4 |
| **Average Realised Met Price Per Tonne Sold** | **$329.4/t** | **$253.5/t** | **$292.8/t** |

## ADJUSTED EBITDA RECONCILIATION

| (In US$'000) | For the six months ended 30 June 2023 | For the six months ended 30 June 2022 |
|---|---|---|
| Reconciliation to Adjusted EBITDA: | | |
| **Net Income** | **199,171** | **561,893** |
| Add: Depreciation, depletion and amortization | 78,303 | 89,393 |
| Add: Interest expense, net | 28,845 | 34,814 |
| Add: Other foreign exchange gains | (9,405) | (23,147) |
| Add: Income tax expense | 56,005 | 183,968 |
| Add: Losses on idled assets held for sale | 3,076 | 1,842 |
| Add: Increase / (Decrease) in provision for discounting and credit losses | (3,719) | 584 |
| **Adjusted EBITDA** | **352,276** | **849,347** |

## NET CASH RECONCILIATION

| (In US$'000) | 30 June 2023 | 30 June 2022 |
|---|---|---|
| Reconciliation to Net Cash: | | |
| **Cash and restricted cash** | **434,330** | **485,884** |
| Less: Restricted cash | (251) | (251) |
| **Cash and cash equivalents (excluding restricted cash)** | **434,079** | **485,633** |
| Less: Aggregate principal amount of 10.750% Senior Secured Notes due 2026 | (242,326) | (314,453) |
| **Net Cash** | **191,753** | **171,180** |

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